UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014
___________

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

An annual meeting of shareholders of First National Corporation (the Company) was held on May 13, 2014 for the purpose of considering and acting upon the following matters:

(1)	The election of 9 directors to serve for a term of one year;

(2)	The approval of the Company’s 2014 Stock Incentive Plan;

(3)	The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

The final voting results for each proposal, including the votes for and against, and any withheld or broker non-votes, are described below.

Proposal 1 – Election of Directors

The Company’s shareholders elected all 9 nominees for director.  For each nominee, the votes cast for and against, as well as the withheld and broker non-votes, were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Douglas C. Arthur	3,486,185	58,408	467,429
Elizabeth H. Cottrell	3,448,071	96,522	467,429
James A. Davis	3,521,248	23,345	467,429
Miles K. Davis	3,443,229	101,364	467,429
Christopher E. French	3,520,909	23,684	467,429
Scott C. Harvard	3,452,181	92,412	467,429
John K. Marlow	3,508,786	35,807	467,429
Gerald F. Smith, Jr.	3,515,779	28,814	467,429
James R. Wilkins, III	3,522,248	22,345	467,429

Proposal 2 – Approval of the Company’s 2014 Stock Incentive Plan

The Company’s shareholders approved the Company’s 2014 Stock Incentive Plan.  The votes cast for and against this proposal, as well as the votes withheld and broker non-votes, were as follows:

For	Against	Withheld	Broker Non-Votes
2,944,175	570,833	29,585	467,429
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders approved the ratification of the Audit and Compliance Committee’s selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  The votes cast for and against this proposal, as well as the votes withheld, were as follows:

For	Against	Withheld
3,995,699	7,075	9,248

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: May 14, 2014	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President
and Chief Financial Officer